UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Goldman Sachs Middle Market Lending Corp. II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Prompt Action Requested! Dear Stockholder: You are cordially invited to attend the Special Meeting of Stockholders of Goldman Sachs Middle Market Lending Corp. II (“MMLC II”) to be held virtually on October 8, 2025 at 10:00 a.m., Eastern Time. On July 11, 2025, MMLC II announced that it entered into a definitive merger agreement with Goldman Sachs Private Credit Corp., a Delaware Corporation (“GSCR”), and Goldman Sachs Asset Management, L.P., a Delaware limited partnership (the “Merger Agreement”), to merge with GSCR, with GSCR as the surviving company (the “Merger”). MMLC II’s board of directors (the “MMLC II Board”) and a committee of the MMLC II Board comprised solely of certain independent directors of MMLC II (the “MMLC II Special Committee”) weighed various benefits in considering the Merger, including: • each share of MMLC II common stock outstanding at the effective time of the Merger will receive an amount of cash equal to MMLC II’s net asset value per share, which provides immediate liquidity to MMLC II’s stockholders; • the Merger provides an efficient exit strategy for MMLC II and certainty of value to MMLC II’s stockholders; and • the MMLC II Board and the MMLC II Special Committee considered various exit alternatives and determined the Merger would be more beneficial to MMLC II’s stockholders. After careful consideration, the MMLC II Board, upon recommendation of the MMLC II Special Committee, unanimously recommends that MMLC II stockholders vote “FOR” the merger proposal. By voting FOR this proposal, you are helping MMLC II to realize several critical benefits. If you have additional questions about how to vote your shares or need assistance voting your shares, please call MMLC II’s proxy solicitor: Broadridge at 1-833-215-7517. Voting today will help us reduce costs and avoid unnecessary outreach. Thank you for your continued support of MMLC II. S20695-LTR Goldman Sachs Middle Market Lending Corp. II PROXY QUESTIONS? Call 833-215-7517 WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. ONLINE VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. MAIL FOUR WAYS TO VOTE PHONE WITHOUT A PROXY CARD call 1-833-215-7517 Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist. WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. WITH A SMARTPHONE Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed. QR CODE

ProposedLiquidityEventMaterials requiring your prompt action enclosed. PHONE TABLET YOUR VOTE MATTERS. We’ve made it easy, so take two minutes right now on any device you prefer. Go to: Proxyvote.com Goldman Sachs Middle Market Lending Corp. II

Prompt Action Required. Please vote your shares today.The special shareholder meeting will be held on October 8, 2025. Whether or not you plan to attend, your vote is very important. You can vote your shares by internet, telephone, or mail. Simply follow the instructions on the enclosed form. For your convenience, we’ve highlighted where you can find your unique Control Number. If you have any questions or need assistance, please call 1-833-215-7517. 1-833-501-4843Goldman Sachs Middle Market Lending Corp. II WITHOUT A PROXY CARD Call 1-833-215-7517 Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist. WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. WITH A SMARTPHONE Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed. PHONE QR CODE MAIL ONLINE 0000 0000 0000 0000 0000 0000 0000 0000 0000 0000 0000 0000 0000 0000 0000 0000NOTE: This is not an actual Control Number. Please refer to the voting instruction form for your unique Control Number.NOTE: This is not an actual Control Number.Please refer to the proxy card for your unique Control Number.842985-001-